NEWS RELEASE

C&J Energy Services Announces Appointment of New Chief Financial Officer
Seasoned, Strategic Finance Executive Jan Kees van Gaalen Joins C&J

HOUSTON, TEXAS, August 14, 2018 – C&J Energy Services, Inc. (“C&J” or the “Company”) (NYSE: CJ) today announced that Jan Kees van Gaalen has been appointed Chief Financial Officer and he is expected to join C&J on September 17, 2018. In this role, Mr. van Gaalen will lead the Company’s finance strategy and oversee the Company’s financial operations, including budgeting and planning, treasury, accounting, tax, reporting and investor relation functions. Mike Galvan, who has served as C&J’s Interim Chief Financial Officer since March 2018, will continue in his position as Senior Vice President – Chief Accounting Officer, reporting to Mr. van Gaalen.

“We are pleased to welcome Jan Kees van Gaalen to our team, where he will make an immediate impact in providing leadership to our financial organization,” said C&J’s President and Chief Executive Officer, Don Gawick. “He joins us at an ideal time as we continue to streamline our cost structure with a focus on reducing SG&A, maintain discipline in capital deployment based on targeted returns, generate free cash flow and optimize our balance sheet. We are working on a finance transformation and other strategic initiatives to improve efficiency across the organization, underpinning our growth momentum. Jan Kees is a veteran of the energy industry with a diverse set of skills and a proven record of leading successful business and financial transformations. He brings a rigorous approach to the CFO role, with extensive experience and expertise in identifying and executing key initiatives, which will support the continued growth and strategic direction of the Company. On behalf of C&J’s Board of Directors and executive management team, we look forward to working with Jan Kees to deliver long-term sustainable and profitable growth, cash flow and shareholder value.”

Mr. Gawick continued, “Additionally, on behalf of C&J’s Board of Directors, executive management team and our C&J family, I thank Mike Galvan for his great work as Interim CFO over the past several months. As we conducted the CFO search process, it was important that we identify the right individual to both assist us in the completion of our transformation and contribute into the future. Mike’s tremendous efforts and dedication provided a seamless transition and allowed us to take time to find a seasoned and strategic CFO of Jan Kees’ caliber. We are thankful for Mike’s many contributions during this time.”

“I am honored to join the C&J team at this exciting time,” said Jan Kees van Gaalen. “I look forward to building on the significant progress that has already been made positioning the Company for profitable and sustainable growth and positively

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contributing to the Company’s strategic priorities. I believe C&J has a talented management team and tremendous potential for further efficiency and profitability improvement. I am delighted for the opportunity to bring my background and skills to work to help the Company achieve greater results for our people and shareholders.”

Jan Kees van Gaalen is a seasoned, strategic CFO with more than 35 years of global experience in business analytics, treasury, audit, business development and commercial management. He has served as Vice President and Chief Financial Officer of Kennametal, Inc. since September 2015. Prior to joining Kennametal, Inc., Mr. van Gaalen served as Executive Vice President and Chief Financial Officer for Dresser-Rand Group Inc., and he previously held several financial leadership positions including Vice President and Treasurer for Baker Hughes, Inc. and Vice President Financial and Chief Financial Officer for PT Vale Inco TBK (formerly PT Inco TBK), in Jakarta, Indonesia.

About C&J Energy Services

C&J Energy Services is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services and technologies to oil and gas exploration and production companies throughout the United States. We are a completions-focused service provider offering a diverse, integrated suite of services across the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumping, cementing, coiled tubing, rig services, fluids management, other completions logistics, and specialty well site support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States. For additional information about C&J, please visit www.cjenergy.com.

Forward-Looking Statements

This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. Any such forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s expectations as of the date of the press release, and subsequent events and developments may cause the Company's expectations to change. The Company specifically disclaims any obligation to revise or update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's expectations of its future financial performance as of any date subsequent to the date of this press release.

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C&J Energy Services Investor Contact
Daniel E. Jenkins
Vice President – Investor Relations
investors@cjenergy.com
713-260-9986

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